Exhibit 99.1

TICC Announces Results of Operations for the Quarter and the Year Ended December 31, 2014 and

Announces Quarterly Distribution of $0.27 per Share

GREENWICH, CT – 02/26/2015 – TICC Capital Corp. (NasdaqGS: TICC) announced today its financial results for the quarter and year ended December 31, 2014, and announced a distribution of $0.27 per share for the first quarter of 2015.

HIGHLIGHTS

•	For the year ended December 31, 2014, we recorded approximately $117.3 million of total investment income and $65.5 million of net investment income, compared to $105.1 million of total investment income and $55.8 million of net investment income for the year ended December 31, 2013.

•	For the quarter ended December 31, 2014, we recorded net investment income of approximately $12.8 million, or approximately $0.21 per share (including the effect of approximately $0.05 per share of accelerated expenses, described below). In the fourth quarter, we also recorded net realized capital losses of approximately $7.3 million and net unrealized depreciation of approximately $33.9 million. In total, we had a net decrease in net assets resulting from operations of approximately $28.4 million or approximately $0.47 per share for the fourth quarter.

o	Total investment income for the fourth quarter of 2014 amounted to approximately $28.6 million, which represents a decrease of approximately $1.6 million from the third quarter of 2014.

•	For the quarter ended December 31, 2014, we recorded investment income from our portfolio as follows:

▪	approximately $12.9 million from our debt investments,

▪	approximately $14.5 million from our collateralized loan obligation (“CLO”) equity investments, and

▪	approximately $1.2 million from all other sources.

o	As of the end of the fourth quarter of 2014 we held one loan on non-accrual status with a par amount of approximately $12.8 million and a fair value of approximately $6.7 million.

o	Our weighted average credit rating on a fair value basis was 2.1 at the end of the fourth quarter of 2014 (compared to 2.1 at the end of the third quarter of 2014).

o	Our operating expenses before the capital gains incentive fee for the quarter ended December 31, 2014 were approximately $15.8 million, up from the third quarter of 2014 by approximately $2.3 million.

•	In connection with the October 27, 2014 redemption of the secured notes issued by TICC CLO LLC, we accelerated costs of approximately $3.1 million of discount and deferred debt issuance costs, representing approximately $0.05 per share for the fourth quarter.

▪	On October 27th, 2014, TICC Funding, LLC, our newly formed subsidiary, entered into a revolving credit facility (“Facility”) with Citibank, N.A. Subject to certain exceptions, pricing under the Facility is based on three month LIBOR plus a spread of 1.50%. Pursuant to the terms of the credit agreement governing the Facility, TICC Funding has borrowed, on a revolving basis, the maximum aggregate principal amount of $150,000,000. The revolving basis period will end on October 27, 2016 (“Reinvestment Period”), subject to certain exceptions. Post Reinvestment Period, the Facility has a mandatory amortization schedule such that twenty-five percent (25.0%) and fifty percent (50.0%) of the principal amount outstanding as of October 27, 2016 will be due and payable, on January 18, 2017 and April 18, 2017, respectively, and the remaining principal amount outstanding and accrued and unpaid interest thereunder will be due and payable on October 27, 2017. We used part of the proceeds from the Facility to redeem all of the $101,250,000 secured notes issued by TICC CLO LLC. The secured notes previously issued under TICC CLO LLC were based on three month LIBOR plus a spread of 2.25%.

•	The capital gains incentive fee calculation for the quarter ended December 31, 2014, did not result in an accrual adjustment. The capital gains incentive fee accrual, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each period. The accrued capital gains incentive fee related to the hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only have become payable to our investment adviser on December 31, 2014 in the event of a complete liquidation of our portfolio as of year-end. As of December 31, 2014, the calculation of a capital gains incentive fee, using the assumptions above, resulted in no liability.

The amount of the capital gains incentive fee, if any, which will actually be payable is determined in accordance with the terms of the Investment Advisory Agreement (“Agreement”) and is calculated as of the end of each calendar year (or upon termination of the Agreement). The terms of the Agreement state that the capital gains incentive fee calculation is based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year. No effect is given to gross unrealized appreciation in this calculation. Based on the terms of the Agreement, a capital gains incentive fee was not earned for the calendar year 2014.

•	Our Board of Directors has declared a distribution of $0.27 per share for the first quarter of 2015.

o	Payable Date: March 31, 2015

o	Record Date: March 17, 2015

•	During the fourth quarter of 2014, we made approximately $193.8 million in additional investments. The additional investments consisted of approximately $166.6 million in corporate securities and $27.2 million in CLO equity.

o	It is worth noting that for the year ended December 31, 2014, we invested approximately $552.6 million, consisting of $405.4 million in corporate securities and $147.2 million in CLO equity.

o	For the fourth quarter of 2014, we received proceeds of approximately $112.0 million from repayments, sales and amortization payments on our debt investments.

•	As of December 31, 2014, the weighted average yield of our debt investments stood at approximately 7.8%, compared with 8.0% as of September 30, 2014.

•	As of December 31, 2014, the weighted average yield of our CLO equity investments remained approximately 23.3%, compared with 23.3% as of September 30, 2014.

•	As of December 31, 2014, net asset value per share was $8.64 compared with the net asset value per share as of September 30, 2014 of $9.40.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income. Core net investment income represents net investment income excluding our capital gains incentive fee. As the capital gains incentive fee, for generally accepted accounting purposes, is based on the hypothetical liquidation of the entire portfolio (and as any capital gains incentive fee may be non-recurring), we believe that core net investment income is a useful indicator of operations exclusive of any capital gains incentive fee. We note that such amount is excluded from the core net investment income amount presented below.

The following table provides a reconciliation of net investment income to core net investment income for the three months and year ended December 31, 2014:

	Three Months Ended December 31, 2014		Year Ended December 31, 2014
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$12,762,549	$0.21	$65,457,844	$1.113
Capital gains incentive fee (reversal)	-	-	(3,872,853)	(0.066)
Core net investment income	$12,762,549	$0.21	$61,584,991	$1.047

We will host a conference call to discuss our fourth quarter and year end results today, Thursday, February 26, 2015 at 10:00 AM ET. Please call 888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, and the replay passcode is 1061289.

A presentation containing further detail regarding our year-end and quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2014, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	December 31, 2014	December 31, 2013
ASSETS

Non-affiliated/non-control investments (cost: $999,433,538 @12/31/14; $901,728,071 @ 12/31/13)	$967,612,035	$915,546,744
Affiliated investments (cost: $4,268,722 @ 12/31/14; $0 @ 12/31/13)	1,585,303	-
Control investments (cost: $16,800,000 @ 12/31/14; $16,900,000 @ 12/31/13)	14,960,000	16,050,000
Total investments at fair value (cost: $1,020,502,260 @ 12/31/14;
$918,628,071 @ 12/31/13)	984,157,338	931,596,744
Cash and cash equivalents	20,505,323	14,933,074
Restricted cash	20,576,250	32,428,248
Deferred debt issuance costs	5,669,747	7,985,580
Interest and distributions receivable	11,442,289	11,133,972
Other assets	290,245	88,122
Total assets	1,042,641,192	$998,165,740

LIABILITIES

Accrued interest payable	$2,596,564	$2,596,893
Investment advisory fee payable to affiliate	6,183,486	7,144,480
Accrued capital gains incentive fee to affiliate	-	3,872,853
Securities purchased not settled.	11,343,179	6,994,852
Credit facility	150,000,000	-
Accrued expenses	629,127	637,896
Notes payable - TICC CLO LLC, net of discount	-	100,041,226
Notes payable - TICC CLO 2012-1 LLC, net of discount	236,075,775	235,635,114
Convertible senior notes payable	115,000,000	115,000,000
Total liabilities	521,828,131	471,923,314

COMMITMENTS AND CONTINGENCIES (Note 7)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 share authorized; 60,303,769 and 53,400,745 shares issued
and outstanding, respectively	603,038	534,007
Capital in excess of par value	623,018,818	561,336,766
Net unrealized (depreciation) appreciation on investments..	(36,344,922)	12,968,673
Accumulated net realized losses on investments	(63,212,472)	(45,439,234)
Distributions in excess of investment income	(3,251,401)	(3,157,786)
Total net assets	520,813,061	526,242,426
Total liabilities and net assets	$1,042,641,192	$998,165,740

Net asset value per common share	$8.64	$9.85

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$50,855,738	$52,133,176	$38,597,973
Distributions from securitization vehicles and equity investments	59,516,739	47,241,423	25,755,438
Commitment, amendment fee income and other income	5,451,167	4,278,203	5,247,571
Total investment income from non-affiliated/non-control investments	115,823,644	103,652,802	69,600,982
From affiliated investments:
Interest income - debt investments	116,738	-	-
Total investment income from affiliated investments	116,738	-	-
From control investments:
Interest income - debt investments	1,384,358	1,439,341	1,511,897
Distributions from equity investments	-	-	62,041
Total investment income from control investments	1,384,358	1,439,341	1,573,938
Total investment income	117,324,740	105,092,143	71,174,920
EXPENSES
Compensation expense	1,860,683	1,647,971	1,183,056
Investment advisory fees	21,150,190	19,096,229	11,222,713
Professional fees	2,149,699	1,996,290	1,873,892
Interest expense and other debt financing expenses	22,907,942	18,960,677	7,262,714
Insurance	68,638	68,638	68,826
Directors' Fees	316,500	322,501	261,000
Transfer agent and custodian fees	284,212	229,124	128,692
General and administrative	1,398,064	1,589,758	1,027,606
Total expenses before incentive fees	50,135,928	43,911,188	23,028,499
Net investment income incentive fees	5,603,821	6,580,705	5,460,006
Capital gains incentive fees	(3,872,853)	(1,192,382)	5,509,061
Total incentive fees	1,730,968	5,388,323	10,969,067
Total expenses	51,866,896	49,299,511	33,997,566
Net investment income	65,457,844	55,792,632	37,177,354

Net change in unrealized appreciation on investments
Non-Affiliate/non-control investments	(49,550,856)	(3,199,673)	14,340,762
Affiliated investments	1,227,261	-	-
Control investments	(990,000)	(43,821)	(71,808)
Total net change in unrealized appreciation on investments	(49,313,595)	(3,243,494)	14,268,954

Net realized (losses) gains on investments
Non-Affiliated/non-control investments	(14,788,183)	6,395,596	16,876,880
Affiliated investments	(4,704,466)	-	-
Total net realized (losses) gains on investments	(19,492,649)	6,395,596	16,876,880

Net (decrease) increase in net assets resulting from operations	$(3,348,400)	$58,944,734	$68,323,188

Net increase in net assets resulting from net investment income per common share:
Basic	$1.11	$1.09	$0.98
Diluted	$1.06	$1.03	$0.96
Net (decrease) increase in net assets resulting from operations per common share:
Basic	$(0.06)	$1.15	$1.80
Diluted	$(0.06)	$1.09	$1.73
Weighted average shares of common stock outstanding:
Basic	58,822,732	51,073,758	37,978,693
Diluted	68,855,884	61,106,910	40,575,776

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Per Share Data
Net asset value at beginning of period	$9.85	$9.90	$9.30	$9.85	$8.36
Net investment income (1)	1.11	1.09	0.98	0.92	0.89
Net realized and unrealized capital (losses) gains (2)	(1.14)	0.06	0.82	(0.47)	1.19
Total from net investment operations	(0.03)	1.15	1.80	0.45	2.08
Distributions from net investment income	(1.00)	(1.16)	(1.12)	(0.99)	(0.81)
Distributions based on weighted average share impact	(0.03)	(0.04)	(0.04)	—	—
Tax return of capital distributions	(0.16)	—	—	—	—
Total distributions (3)	(1.19)	(1.20)	(1.16)	(0.99)	(0.81)
Effect of shares issued, net of offering expenses	—	—	(0.04)	(0.01)	0.22
Effect of shares repurchased, gross	0.01	—	—	—	—
Net asset value at end of period	$8.64	$9.85	$9.90	$9.30	$9.85
Per share market value at beginning of period	$10.34	$10.12	$8.65	$11.21	$6.05
Per share market value at end of period	$7.53	$10.34	$10.12	$8.65	$11.21
Total return (4)	(17.22)%	14.68%	30.49%	(14.19)%	102.39%
Shares outstanding at end of period	60,303,769	53,400,745	41,371,286	32,818,428	31,886,367
Ratios/Supplemental Data
Net assets at end of period (000’s)	520,813	526,242	409,603	305,102	314,118
Average net assets (000’s)	560,169	506,093	363,584	318,305	243,723
Ratio of expenses to average net assets:
Expenses before incentive fees	8.95%	8.68%	6.33%	3.72%	3.22%
Net investment income incentive fees	1.00%	1.30%	1.50%	0.70%	0.58%
Capital gains incentive fees	(0.69)%	(0.24)%	1.52%	0.35%	—
Total ratio of expenses to average net assets	9.26%	9.74%	9.35%	4.77%	3.80%
Ratio of expenses, excluding interest expense, to average net assets	5.17%	6.00%	7.35%	4.38%	3.80%
Ratio of net investment income to average net assets	11.69%	11.02%	10.23%	9.42%	9.95%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains and losses include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders.
(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan, excluding any discounts.

About TICC Capital Corp.

   TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.